UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 20, 2005

Date of Report (Date of earliest event reported)

DIMON INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-25734, 001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street, Danville, Virginia	24541
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 792-7511

N/A

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 19, 2005, DIMON Incorporated issued a press release announcing that it has postponed its previously announced private offering of $400 million in aggregate principal amount of Unsecured Senior Fixed Rate Notes due 2013 and Unsecured Senior Floating Rate Notes due 2012, and $250 million in aggregate principal amount of Senior Subordinated Notes due 2015. DIMON will correspondingly postpone its pending process to obtain a new $450 million senior secured credit facility The postponement is described in the press release, which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description
99.1	DIMON Incorporated press release, issued on April 19, 2005, announcing the postponement of its previously announced private offering of Unsecured Senior Fixed Rate Notes, Unsecured Senior Floating Rate Notes, and Senior Subordinated Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIMON INCORPORATED
(Registrant)

Date: April 20, 2005	BY:	/s/ Thomas G. Reynolds
Thomas G. Reynolds
Vice President - Controller (Chief Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	DIMON Incorporated press release, issued on April 19, 2005, announcing the postponement of its previously announced private offering of Unsecured Senior Fixed Rate Notes, Unsecured Senior Floating Rate Notes, and Senior Subordinated Notes.

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